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PARTICIPANT ENROLLMENT/INVESTMENT                                       [LOGO OF BRIGHTHOUSE FINANCIAL]
SELECTION

Brighthouse Life Insurance Company                          [LOGO] THIS FORM MUST BE SIGNED IN
(Brighthouse Financial)                                            SECTION 8 (AND 9 FOR NEW ENROLLMENT)

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HOW TO SUBMIT THIS FORM:    REGULAR MAIL:               EXPRESS MAIL ONLY:                 FAX:
Please send us the entire   Brighthouse Financial       Brighthouse Financial              877-549-5835
form by mail.               PO Box 10356                4700 Westown Parkway, Suite 200
                            Des Moines, IA 50306-0356   West Des Moines, IA 50266

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SECTION 1: INSTRUCTIONS AND TYPE OF REQUEST

Please check the appropriate box below for new enrollment, address change, salary deferral change, or investment election change. If this is an initial enrollment, complete sections 1 through 9. If this is an address change, complete sections 1, 2, 3 and 8. If this is a salary deferral change, complete sections 1, 2, 5 and 8. If this is an investment selection change, complete sections 1, 2, 7 and 8. Be sure to enter your account number and to sign this form upon completion.

[_] New enrollment   [_] Salary deferral change  [_] Investment election change  [_] Address change

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SECTION 2: CONTRACT INFORMATION

Plan name (REQUIRED)                                                       Case number

-------------------------------------------------------------------------  ----------------------------

EMPLOYEE
First name                  Middle name                     Last name

--------------------------  ------------------------------  -------------------------------------------

Social Security number      Contract number (IF APPLICABLE)
--------------------------  --------------------------------

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SECTION 3: GENERAL INFORMATION

Street Address                      City                        State           ZIP

----------------------------------  --------------------------  --------------  -----------------------
Phone number    Date of birth (MM/DD/YYYY)    Date of hire (MM/DD/YYYY)    Plan entry date (MM/DD/YYYY)

--------------  ----------------------------  ---------------------------  ----------------------------
Email address (OPTIONAL)                                                   Sex
_________________________________________________________________________  [_] Male   [_] Female

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SECTION 4: BENEFICIARY/BENEFICIARIES

THIS DESIGNATION SUPERSEDES ALL PRIOR DESIGNATIONS. PLEASE NOTE THE FOLLOWING:

o  If you designate more than one primary beneficiary, the account will be divided as specified.

o  If a primary beneficiary predeceases you, his or her benefit will be allocated to the surviving primary beneficiaries.

o  Contingent beneficiaries will receive a benefit only if there is no surviving primary beneficiary, as specified. If a contingent beneficiary predeceases you, his or her share will be allocated among the surviving contingent beneficiaries.


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o  If you fail to designate beneficiaries, amounts will be paid pursuant to the terms of the Plan
   Document or applicable state law.

o  Beneficiaries will share equally if percentages are not provided and any amounts unpaid upon death will be divided equally.

o  If no boxes are checked, the default will be primary beneficiaries.

Both Primary and Contingent Beneficiary percentages must each add up to 100%. Percentages must be in whole numbers, or go out just one decimal place (E.G. 12.5%). The number of primary or contingent beneficiaries you may name is not limited. Attach and sign an additional sheet, if necessary, for additional beneficiaries. This designation is effective upon execution and delivery to Brighthouse Financial at the address above. You have the right to change your beneficiary designations. If any information is missing, additional information may be required prior to recording your designation.

Subject to and in accordance with the terms of the plan, I am making the following beneficiary designations for my vested account balance in the event of my death.

PRIMARY BENEFICIARY

First name                   Middle name                    Last name                      % OF
                                                                                           PROCEEDS
---------------------------  -----------------------------  -----------------------------
Relationship to Owner(s)     Date of birth     Social Security number     Phone number

---------------------------  ----------------  -------------------------  ---------------
Permanent street address                       City                       State      ZIP

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[_] PRIMARY    [_] CONTINGENT

First name                   Middle name                    Last name                      % OF
                                                                                           PROCEEDS
---------------------------  -----------------------------  -----------------------------
Relationship to Owner(s)     Date of birth     Social Security number     Phone number

---------------------------  ----------------  -------------------------  ---------------
Permanent street address                       City                       State      ZIP

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[_] PRIMARY    [_] CONTINGENT

First name                   Middle name                    Last name                      % OF
                                                                                           PROCEEDS
---------------------------  -----------------------------  -----------------------------
Relationship to Owner(s)     Date of birth     Social Security number     Phone number

---------------------------  ----------------  -------------------------  ---------------
Permanent street address                       City                       State      ZIP

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SECTION 5: SALARY DEFERRAL INFORMATION

You may change or stop your salary reduction contributions by submitting a new salary reduction agreement. In addition, your employer may stop your salary reduction contributions during the year under certain circumstances, such as if your salary reduction contributions are likely to exceed salary reduction contribution limitations or if you receive a hardship distribution from the Plan.

Consult with your Employer or Plan trustee to determine whether your plan permits any additional salary reduction contributions and if you are eligible. Also consult with your Employer, Plan trustee and your own tax advisor to determine how much you may contribute to the plan.

SALARY REDUCTION AGREEMENT

I authorize my Employer, and my Employer agrees, to reduce my compensation each pay period by the amounts or percentages shown below and to contribute such reductions to the Plan on my behalf.

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(PLEASE SPECIFY BOTH YOUR TAX DEFERRED AND ROTH CONTRIBUTIONS AS A DOLLAR AMOUNT PER PAY PERIOD, OR BOTH AS
A PERCENTAGE OF YOUR COMPENSATION.)

TAX DEFERRED CONTRIBUTIONS

[_] $_______ per pay period or ______% of my compensation for allocation to my tax deferred account.

ROTH CONTRIBUTIONS (CONSULT WITH YOUR EMPLOYER OR PLAN TRUSTEE TO DETERMINE WHETHER YOUR PLAN PERMITS ROTH
CONTRIBUTIONS)

[_] $_______ per pay period or ______% of my compensation to my designated Roth account.

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SECTION 6: REPLACEMENT INFORMATION (MUST BE COMPLETED)

a. Do you have any existing life insurance policies or annuity contracts?      [_] Yes    [_] No

b. Will the proposed annuity replace, discontinue, or change any existing
   policy or contract?                                                         [_] Yes    [_] No

   IF "YES" TO EITHER, ENSURE THAT ANY APPLICABLE DISCLOSURE AND REPLACEMENT FORMS ARE ATTACHED.
   REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF
   PAYMENTS ON AN ANNUITY OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS ENROLLMENT FORM.

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SECTION 7: INVESTMENT SELECTION INFORMATION (NOTE: CONSULT YOUR PLAN SPONSOR OR TRUSTEE TO DETERMINE WHETHER
A ROTH DEFERRAL SOURCE IS AVAILABLE WITH YOUR PLAN.)

I elect to have my plan contributions under the above Qualified Plan applied as follows:

                                                    Roth
                                                  Employee                      Safe Harbor
                                                   Salary                      (IF DIFFERENT)
Registered Fixed Account option or   Employee    Reduction        Employer       TSA/403(B)        Other
    Investment option name/code      Deferral  (IF DIFFERENT)  (IF DIFFERENT)    PLANS ONLY    (IF DIFFERENT)
----------------------------------   --------  --------------  --------------  --------------  --------------
1.                                          %               %               %               %               %
2.                                          %               %               %               %               %
3.                                          %               %               %               %               %
4.                                          %               %               %               %               %
5.                                          %               %               %               %               %
6.                                          %               %               %               %               %
7.                                          %               %               %               %               %
8.                                          %               %               %               %               %
9.                                          %               %               %               %               %
10.                                         %               %               %               %               %
11.                                         %               %               %               %               %
12.                                         %               %               %               %               %
13.                                         %               %               %               %               %
14.                                         %               %               %               %               %
15.                                         %               %               %               %               %
16.                                         %               %               %               %               %
17.                                         %               %               %               %               %
18.                                         %               %               %               %               %
19.                                         %               %               %               %               %
20.                                         %               %               %               %               %
Options selected above are subject
to plan provisions.                      100%            100%            100%            100%            100%


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SECTION 8: REQUIRED SIGNATURES
(a) Notice to Participant

    ALABAMA, ARKANSAS, DISTRICT OF COLUMBIA, LOUISIANA, NEW MEXICO, OHIO, RHODE ISLAND AND WEST VIRGINIA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

    COLORADO RESIDENTS ONLY: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

    FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

    KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

    MAINE, TENNESSEE, AND WASHINGTON RESIDENTS ONLY: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES OR A DENIAL OF INSURANCE BENEFITS.

    MAINE RESIDENTS ONLY: A Premium Tax may be assessed. The State Premium Tax is currently 2%.

    MARYLAND RESIDENTS ONLY: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

    NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

    OKLAHOMA RESIDENTS ONLY: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

    KANSAS AND OREGON RESIDENTS ONLY: Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and may be subject to penalties under state law.

    PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

    PUERTO RICO RESIDENTS ONLY: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

    VIRGINIA RESIDENTS ONLY: ANY PERSON WHO, WITH THE INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT MAY HAVE VIOLATED THE STATE LAW.


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(b) Signature(s)

    BY SIGNING BELOW, I ACKNOWLEDGE THAT I AM ELECTING TO ENROLL IN MY EMPLOYER'S PLAN FUNDED
    BY A BRIGHTHOUSE VARIABLE ANNUITY AND (IF APPLICABLE) REGISTERED FIXED ACCOUNT OPTION
    ANNUITY.

    I hereby represent my answers to the above questions are correct and true to the best of my knowledge and belief. I have received the current prospectus for the Gold Track Select
    Variable Annuity, including the Registered Fixed Account, and all required fund prospectuses. I understand that as required by law the Gold Track Select Variable Annuity restricts distribution of my 403(b) contributions and earnings on them until I am 591/2, except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I ALSO UNDERSTAND THAT MY 403(A) AND 403(B) CONTRIBUTIONS AND
    EARNINGS MAY BE RESTRICTED AS DEFINED IN THE PLAN DOCUMENTS.

    I ACKNOWLEDGE CONTRACT/CERTIFICATE VALUES AND BENEFITS BASED ON THE SEPARATE ACCOUNT
    ASSETS ARE NOT GUARANTEED AND WILL DECREASE OR INCREASE WITH INVESTMENT EXPERIENCE.

    FOR TEXAS OPTIONAL RETIREMENT PLANS ONLY:

    If you are a participant in the Texas Optional Retirement Program, Texas law permits
    Brighthouse Financial to make withdrawals on your behalf only if you die, retire or terminate employment in all Texas institutions of higher education, as defined under
    Texas law. Any withdrawal you ask for requires a written statement from the appropriate
    Texas institution of higher education verifying your vesting status and (IF APPLICABLE)
    termination of employment. Also, Brighthouse Financial requires a written statement from you that you are not transferring employment to another Texas institution of higher education. If you retire or terminate employment in all Texas institutions of higher education or die before being vested, amounts provided by the state's matching contribution will be refunded to the appropriate Texas institution. Brighthouse Financial may change these restrictions or add others without your consent to the extent necessary to maintain compliance with the law.

    Note: FATCA, as mentioned below, refers to the Foreign Account Tax Compliance Act.

    US TAX CERTIFICATION

    UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

    1.  THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND

    2.  I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP
        WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS)
        THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL
        INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO
        BACKUP WITHHOLDING, AND

        (IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP
        WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN, YOU
        MUST CROSS OUT AND INITIAL THIS ITEM.)

    3.  I AM A U.S. CITIZEN OR OTHER U.S. PERSON, AND

    4.  I AM NOT SUBJECT TO FATCA REPORTING BECAUSE I AM A U.S. PERSON AND THE ACCOUNT IS
        LOCATED WITHIN THE UNITED STATES.

        (IF YOU ARE NOT A U.S. CITIZEN OR OTHER U.S. PERSON FOR TAX PURPOSES, PLEASE CROSS
        OUT THE LAST TWO CERTIFICATIONS AND COMPLETE APPROPRIATE IRS DOCUMENTATION.)

    THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS
    DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

 SIGN   Signature of Employee                                               Date (MM/DD/YYYY)
 HERE   __________________________________________________________________  _________________

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THE TRANSACTIONS REQUESTED ON THIS FORM CONFORM TO THE TERMS OF THE EMPLOYER'S WRITTEN PLAN AND THE
PROVISIONS OF APPLICABLE LAW. I AM AUTHORIZED TO PROVIDE THIS STATEMENT ON BEHALF OF THE PLAN.

First name                    Middle name                  Last name
_____________________________________________________________________________________________
Title                                                                       Phone number
__________________________________________________________________________  _________________
 SIGN   Signature of Trustee or Plan Administrator (AS APPLICABLE)          Date (MM/DD/YYYY)
 HERE   __________________________________________________________________  _________________

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SECTION 9: REPORT OF SALE (TO BE COMPLETED BY MARKETING REPRESENTATIVE)

a. Does the participant have any existing life insurance policies or
   annuity contracts?                                                        [_]  Yes   [_] No

b. Will the proposed annuity replace, discontinue, or change any
   existing policy or contract?                                              [_]  Yes   [_] No

   IF "YES" TO EITHER, ENSURE THAT ANY APPLICABLE DISCLOSURE AND REPLACEMENT FORMS ARE ATTACHED.
   REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF
   PAYMENTS ON AN ANNUITY OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS ENROLLMENT FORM.

c. Statement of Representative

   o  All answers are correct to the best of my knowledge.

   o  I have provided the participant with Brighthouse Financial Notice of Privacy Policies and
      Practices, prior to or at the time he/she completed the enrollment form.

   o  I have also delivered a current Gold Track Select prospectus and all required fund prospectuses.

   o  I am properly FINRA registered and licensed in the state where the participant signed this enrollment form. FINRA is the Financial Industry Regulatory Authority.

   o  In each case where Brighthouse Financial is sponsored or endorsed by an association (OR PAYS
      SUCH ASSOCIATION FOR MARKETING/COMMUNICATIONS SUPPORT OR FOR PARTICIPATING IN ASSOCIATION
      EVENTS), and I am enrolling or selling to an employee of such association (OR TO AN EMPLOYEE
      WHOSE EMPLOYER IS A MEMBER OF SUCH ASSOCIATION), I have provided the employee with the approved Member Access and Communication Disclosure form specific for such case.


REGISTERED REPRESENTATIVE NAME

First name                        Middle name                       Last name
________________________________  ________________________________  _______________________________
Phone number                      Social Security number (LAST 4)   DAI/License number
________________________________  ________________________________  _______________________________
 SIGN   Signature of Representative                                         Date (MM/DD/YYYY)
 HERE   __________________________________________________________________  _______________________


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